UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) : June 18, 2026

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32513	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201
Jupiter, FL 33477

(Address of principal executive offices and zip code)

(561) 743-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2026, Dyadic International, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The final voting results with respect to each proposal voted upon at the 2026 Annual Meeting are set forth below:

Proposal 1: Election of Class I director to serve until the Company’s 2029 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Seth J. Herbst, M.D	18,121,850	1,174,107	10,313,240

Proposal 2: To approve the board of directors’ authorization to effect, at its discretion, a reverse stock split of the Company’s common stock, by a ratio in the range set forth in the Company’s Definitive Proxy Statement on Schedule 14A relating to the 2026 Annual Meeting (the “Proxy Statement”).

For	Against	Abstained
25,419,068	3,725,962	464,167

Proposal 3: Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2026.

For	Against	Abstained
28,623,686	517,907	467,604

Proposal 4: Advisory vote on compensation of the Company’s named executive officers as described in the Proxy Statement.

For	Against	Abstained	Broker Non-Votes
18,213,001	343,799	739,157	10,313,240

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2026

Dyadic International, Inc.

By:	/s/ Ping W. Rawson
Name:	Ping W. Rawson
Title:	Chief Financial Officer